EXHIBIT 32.1 AND 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OriginClear, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31,2026as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cory Mertes Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 26, 2026	By:	/s/ Cory Mertes
Cory Mertes
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer)